EXHIBIT T3E(2)

Matthew A. Feldman

Rachel C. Strickland

Jennifer J. Hardy

WILLKIE FARR & GALLAGHER LLP

787 Seventh Avenue

New York, New York 10019

Telephone: (212) 728-8000

Facsimile: (212) 728-8111

Counsel for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT

SOUTHERN DISTRICT OF NEW YORK

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In re	:	Chapter 11
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MPM Silicones, LLC, et al.,[1]	:	Case No. 14-22503 (RDD)
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Debtors.	:	(Jointly Administered)
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NOTICE OF FILING OF PLAN SUPPLEMENT RELATING TO

JOINT CHAPTER 11 PLAN OF REORGANIZATION FOR MOMENTIVE

PERFORMANCE MATERIALS INC. AND ITS AFFILIATED DEBTORS

PLEASE TAKE NOTICE that, as contemplated by the Joint Chapter 11 Plan of Reorganization for Momentive Performance Materials Inc. and Its Affiliated Debtors [Docket No. 515] (as amended, modified, and/or supplemented from time to time, the “Plan”), the above-captioned debtors and debtors in possession (collectively, the “Debtors”) hereby file certain draft forms, signed copies or summaries of material terms of certain documents relating to the Plan and/or to be executed, delivered, assumed and/or performed in connection with the consummation of the Plan on the Effective Date2 (collectively, the “Plan Documents”), which comprise this Plan Supplement (the “Plan Supplement”).

[1]	The last four digits of the taxpayer identification numbers of the Debtors follow in parentheses: (i) Juniper Bond Holdings I LLC (9631); (ii) Juniper Bond Holdings II LLC (9692); (iii) Juniper Bond Holdings III LLC (9765); (iv) Juniper Bond Holdings IV LLC (9836); (v) Momentive Performance Materials China SPV Inc. (8469); (vi) Momentive Performance Materials Holdings Inc. (8246); (vii) Momentive Performance Materials Inc. (8297); (viii) Momentive Performance Materials Quartz, Inc. (9929); (ix) Momentive Performance Materials South America Inc. (4895); (x) Momentive Performance Materials USA Inc. (8388); (xi) Momentive Performance Materials Worldwide Inc. (8357); and (xii) MPM Silicones, LLC (5481). The Debtors’ executive headquarters are located at 260 Hudson River Road, Waterford, NY 12188.
[2]	Capitalized terms used but not defined herein have the meanings assigned to them in the Plan.

PLEASE TAKE FURTHER NOTICE that the Plan Supplement is comprised of the following Plan Documents:

1.	New ABL Credit Agreement (Exhibit A)

2.	Commitment Letter with Respect to the New First Lien Term Loan Facility (Exhibit B)

3.	Commitment Letter with Respect to the Incremental Facility (Exhibit C)

4.	Registration Rights Agreement (Exhibit D)

5.	Amended and Restated Certificate of Incorporation for Reorganized Debtor Subsidiaries (Exhibit E)

6.	Amended By-Laws for Reorganized Debtor Subsidiaries (Exhibit F)

7.	Amended and Restated LLC Agreement of MPM Silicones, LLC (Exhibit G)

8.	Amended and Restated LLC Agreement for Reorganized Debtor Subsidiary (Exhibit H)

9.	Top HoldCo Certificate of Incorporation (Exhibit I)

10.	Top HoldCo By-Laws (Exhibit J)

11.	Intermediate HoldCo Certificate of Incorporation (Exhibit K)

12.	Intermediate HoldCo By-Laws (Exhibit L)

13.	Indenture for Replacement First Lien Notes (Exhibit M)

14.	Indenture for Replacement 1.5 Lien Notes (Exhibit N)

15.	Summary of Post-Emergence Incentive Plan (Exhibit O)

16.	Schedule of Rejected Executory Contracts and Unexpired Leases (Exhibit P)

17.	List of Proposed Officers and Directors of the Reorganized Debtors (Exhibit Q)

18.	Schedule 1 of the Plan (Certain Unenumerated Released Parties) (Exhibit R)

PLEASE TAKE FURTHER NOTICE that copies of the Plan Supplement may be obtained free of charge at the website maintained by the Debtors’ claims agent, http://www.kccllc.net/mpm, or on the Court’s Internet Website at http://www.nysb.uscourts.gov (a login and password to the Court’s Public Access to Court Electronic Records (“PACER”) are required to access this information and can be obtained through the PACER Service Center at http://www.pacer.psc.uscourts.gov). A copy of the Plan Supplement may also be examined between the hours of 9:00 a.m. and 4:30 p.m., Monday through Friday, at the Office of the Clerk of the Bankruptcy Court, 300 Quarropas Street, Room 118, White Plains, New York 10601-4140.

PLEASE TAKE FURTHER NOTICE that a copy of the Plan Supplement may also be obtained from the Debtors’ claims agent through written request to:

Momentive Performance Materials Ballot Processing Center

c/o Kurtzman Carson Consultants LLC

2335 Alaska Avenue

El Segundo, CA 90245

or by calling (888) 249-2792 or (310) 751-2607 for international calls.

PLEASE TAKE FURTHER NOTICE that the Debtors hereby reserve all rights to amend, revise or supplement any of the documents contained in the Plan Supplement at any time before the Effective Date of the Plan, or any such other date as may be permitted by the Plan or by Order of the Court.

PLEASE TAKE FURTHER NOTICE that the documents contained in the Plan Supplement are integral to, and part of, the Plan, and, if the Plan is confirmed, the Plan Supplement shall be deemed approved in the order confirming the Plan.

Dated:	New York, New York
July 18, 2014

WILLKIE FARR & GALLAGHER LLP

By:	/s/ Matthew A. Feldman
Matthew A. Feldman
Rachel C. Strickland Jennifer J. Hardy

787 Seventh Avenue New York, New York 10019 (212) 728-8000

Counsel for Debtors and Debtors in Possession

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